CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation of our report dated February 25, 2000, included in this Form 10-KSB, in the previously filed Registration Statements of Infinite Group, Inc. on Form S-8 (No. 333-36266) and Form S-2 (No. 333-51768).

                                           FREED MAXICK SACHS & MURPHY, P.C.

Buffalo, New York
April 17, 2001